Exhibit 99.2

News Release

For Distribution 6:00 am EST, September 23, 2008

GREENHILL & CO.’S SPAC TO COMBINE WITH IRIDIUM,

A LEADING PROVIDER OF VOICE AND DATA MOBILE SATELLITE SERVICES

-- Upon Completion of Transaction, Combined Enterprise

Will Be Renamed Iridium Communications Inc. and Apply for Listing on NASDAQ --

-- Transaction Provides Foundation for

Deployment of Iridium’s Next Generation Satellite Constellation --

NEW YORK, NY and BETHESDA, MD, September 23, 2008 – GHL Acquisition Corp. [AMEX: GHQ] and Iridium Holdings LLC, a leading provider of voice and data mobile satellite services (“MSS”), today jointly announced the signing of a definitive agreement under which they plan to combine. The proceeds of the transaction will enable Iridium to be debt free and well positioned to develop its next generation satellite constellation, “Iridium NEXT.” GHL Acquisition is the special purpose acquisition company sponsored by Greenhill & Co., Inc. [NYSE:GHL], which raised approximately $400 million of gross proceeds earlier this year, and is approximately 17.5% owned by Greenhill & Co.

The transaction, unanimously approved by the Board of Directors of GHL Acquisition and Iridium as well as Iridium’s major shareholders, values Iridium at approximately $591 million enterprise value1.  Following completion of the transaction, the combined enterprise will be renamed “Iridium Communications Inc.” and will apply for listing on the NASDAQ. Existing owners of Iridium will maintain a significant stake in the combined company.

Iridium, currently with more than 305,000 subscribers, is the only provider of truly global satellite voice and data communications solutions with complete coverage of the entire Earth including oceans, airways and Polar Regions. Iridium has demonstrated an impressive history of growth since its re-launch in 2001, increasing subscribers and revenue at 32 percent and 31 percent annual rates, respectively, from 2002 through 2007.  The company’s growth continues at a rapid pace with revenue, Operational EBITDA2 and net income growing 31 percent, 55 percent and 87 percent, respectively, in the first half of 2008 over the same period in 2007.

Scott L. Bok, Chief Executive Officer of GHL Acquisition, said: “After carefully considering numerous potential acquisition candidates, we are pleased to have identified such an attractive partner in Iridium and its management team. Iridium is the fastest-growing full-

service voice and data MSS provider and one of only a handful of major players in its industry, which has significant barriers to entry.  It has developed substantial scale in terms of revenue and cash flow, and has an impressive track record of growth across each of its five subscriber verticals.  At the agreed transaction valuation, Iridium should be a compelling alternative to investors in a fast growing sector with few participants.”

Matt Desch, Chief Executive Officer of Iridium, said: “We are excited to partner with GHL Acquisition and Greenhill in this transaction.  Greenhill has a long track record of value creation in the public equity markets, and we believe its commitment to Iridium will be extremely valuable as we continue to grow our business and look to deploy our next generation constellation. Not only will this transaction permit us to have a strong balance sheet and potential future funding from GHL Acquisition’s future warrant proceeds, but it will also provide us access to Greenhill’s expertise and network of relationships as we develop Iridium into the future. This transaction positions us well to meet and exceed the needs and expectations of our customers, suppliers, employees and stockholders.”

Robert H. Niehaus, Senior Vice President of GHL Acquisition who will become Chairman of the combined company upon completion of the transaction, added: “Iridium has a superior product relative to its competitors and provides services that are considered mission-critical by its subscriber base.  The company also operates in an industry with significant barriers to entry in the form of spectrum and orbital space allocations, lead-times and high switching costs for subscribers. We look forward to supporting the management team, under Matt Desch’s leadership, as it continues to create value for Iridium’s customers, deliver profitable growth, and realize Iridium’s full potential.”

Details of the Transaction

Under terms of the transaction:

▪	The transaction values Iridium at approximately $591 million enterprise value[i].
▪	Current shareholders of Iridium will receive approximately $77 million of cash and 36.0 million common shares upon completion of the transaction.
▪
Remaining cash held in trust, approximately $324 million, will be available to retire Iridium’s current net indebtedness of approximately $131 million, pay transaction-related expenses including deferred compensation to GHL Acquisition’s underwriters, and be used by Iridium for general corporate purposes and capital expenditures.

▪
Greenhill & Co. will invest approximately $23 million in Iridium convertible debt prior to completion of the transaction, for which it will receive approximately 2.3 million common shares ($10.00 per share) of the combined company upon completion of the transaction.  The proceeds from this investment will be used for distributions to existing Iridium investors.  In addition, prior to closing of the transaction, Iridium may make up to $15 million of further distributions to its existing shareholders.

▪
GHL Acquisition’s existing stockholders will own approximately 55 percent of Iridium’s common shares outstanding after the completion of the transaction (stated before tender offer described below and assuming no shareholders elect redemption).

▪
Iridium’s current shareholders will remain in the aggregate the combined company’s largest shareholder, with approximately 42 percent of the common shares outstanding (stated before tender offer described below and assuming no shareholders elect redemption).

▪
Greenhill & Co.’s $23 million pre-completion investment in Iridium will convert into the remaining 3 percent of outstanding GHL Acquisition shares upon completion of the transaction (stated before tender offer described below and assuming no shareholders elect redemption).

▪
Post-transaction and after the forfeitures and full participation in the tender offer described below, GHL Acquisition will have approximately 73.9 million shares outstanding and 46.1 million warrants outstanding, assuming no GHL Acquisition public shareholders vote against the transaction and elect conversion.  In the case that 30% of GHL Acquisition’s current public shareholders vote against the transaction and elect conversion, approximately 73.3 million shares and 46.1 million warrants will be outstanding, with no shares tendered.

▪
Shares held by Greenhill and its affiliates and by Iridium’s current owners will be subject to lock-up agreements for a period of one year after completion of the transaction, except for underwritten offerings approved by the Board anytime after six months from the closing of the transaction.

▪	Iridium’s existing management team, including CEO Matt Desch, will continue to lead the combined company.

Completion of the transaction is subject to Federal Communications Commission approval, expiration of the applicable Hart-Scott-Rodino waiting period, GHL Acquisition stockholder approval and other customary closing conditions, and is expected to occur in the first part of 2009.

Duff & Phelps rendered a fairness opinion to the GHL Acquisition Board of Directors in connection with the transaction and Davis Polk & Wardwell served as legal advisor to GHL Acquisition.  Evercore Partners and Fieldstone Partners served as financial advisors and Simpson Thacher & Bartlett served as legal advisor to Iridium.

GHL Acquisition’s Tender Offer

GHL Acquisition will launch a tender offer for its common shares which will close concurrent with completion of the Iridium transaction.  Shares will be acquired at a price per share of $10.50, up to an aggregate purchase price of $120 million reduced by the amount of cash distributed to stockholders who vote against the Iridium transaction and elect conversion of their shares.

Securities Forfeitures by Greenhill & Co.

Effective upon completion of the transaction, Greenhill & Co. has agreed to forfeit the following GHL Acquisition securities which it currently owns: (1) 1,441,176 common shares; (2) 8,369,563 founder warrants; and (3) 2,000,000 private placement warrants.  These forfeitures will reduce the combined company’s shares and warrants outstanding immediately post-closing.

GHL Acquisition Corp. Trust Account Holdings

GHL Acquisition’s trust account, from which the majority of the cash used in the transaction and tender offer will be sourced, is currently invested in managed funds which exclusively hold short-term obligations of the United States Treasury, obligations guaranteed by the U.S. Government, its agencies and instrumentalities and repurchase agreements that are fully collateralized by such obligations.

Necessary Steps for Consummation of the Transaction

GHL Acquisition cannot complete the transaction unless (1) a majority of the shares issued in the initial public offering cast at the Special Stockholders’ Meeting, to be scheduled, are voted in favor of the transaction; (2) holders of no more than 11,999,999 shares of common stock (such number representing 30 percent minus one share of the 40,000,000 shares of GHL Acquisition issued in the initial public offering) vote against the transaction and validly exercise their conversion rights to have their shares converted into cash; and (3) certain other customary conditions are satisfied.

As provided in GHL Acquisition’s certificate of incorporation, each holder of GHL Acquisition’s common stock has the right to convert such holder’s shares into cash if such holder votes against the transaction, validly exercises such holder’s conversion rights and the transaction is approved and completed.

GHL Acquisition’s initial stockholders have agreed to vote the 8,500,000 shares they already own, which were issued to them prior to GHL Acquisition’s initial public offering, in accordance with the vote of the holders of a majority of the shares issued in the initial public offering.

Additional Facts about Iridium Holdings LLC

Iridium Holdings LLC (http://www.iridium.com) is the only MSS company offering gap-free, pole-to-pole coverage over the entire globe.

The company delivers reliable, secure, real-time, mission-critical communications services to and from areas where landlines and terrestrial-based wireless services are either unavailable or unreliable. Iridium’s constellation consists of 66 low-earth orbiting (“LEO”), cross-linked satellites operating as a fully meshed network and supported by multiple in-orbit spares. It is the largest commercial satellite constellation in the world.

The Iridium service supports mission critical applications in the maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities industries. The U.S. Department of Defense (“DoD”) and other U.S. and international governments rely heavily on Iridium for global communications capabilities. The company sells its products, solutions and services through a worldwide network of more than 150 distributors.

Iridium supplies both voice and data connections through its global communications network. Voice services are provided via dedicated handsets, or through a variety of installed communications systems onboard ships, aircraft and land-based vehicles. Increasingly incorporated into hundreds of applications, Iridium’s short burst data (“SBD”) transceivers provide packet data connections to every corner of the Earth for machine-to-

machine (“M2M”) applications.  These applications include transferring asset tracking and location information, weather reports, email, or any other data requiring a reliable, global, two-way connection. With SBD subscribers up 157% from June 2007 to June 2008, the M2M sector is Iridium’s most rapidly expanding subscriber vertical.

Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT, which will result in continued and new Iridium MSS offerings. The company is headquartered in Bethesda, Maryland.

About GHL Acquisition Corp.

GHL Acquisition Corp. is a special purpose acquisition company, launched in February 2008 in an initial public offering raising $400 million of gross proceeds. Founded by Greenhill & Co., Inc., GHL Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

About Greenhill & Co., Inc.

Greenhill & Co., Inc. (http://www.greenhill.com) is a leading independent investment bank that provides financial advice on significant mergers, acquisitions and restructurings; assists private funds in raising capital from investors; and manages merchant banking funds.  It acts for clients located throughout the world from its offices in New York, London, Frankfurt, Toronto, Dallas and San Francisco.

Conference Call Information

GHL Acquisition and Iridium will host a conference call for analysts, investors and other interested parties on Tuesday, September 23, 2008, at 10:00 a.m. Eastern Time (ET) to discuss the transaction.

To participate, please call the toll-free number 866-393-0612 (U.S. callers only) or, from outside the U.S., 706-902-1870. The passcode for the live call is 65367268.  For those unable to participate in the live call, a replay of the call will be available for 30 days toll-free at 866-642-1687 (U.S. callers only), or at 706-645-9291 (callers outside the U.S.). The passcode for the replay is 65367268.  Live and archived versions of the conference call will also be available online at the following web address: http://event.meetingstream.com/r.htm?e=121280&s=1&k=900D5788933573FB6EAB6EED0EBC2EA8.  To help ensure the conference begins in a timely manner, please dial in 5 minutes prior to the scheduled start time.

Presentation slides complementary to the conference call and this press release are available at the Securities and Exchange Commission (the "SEC") website (www.sec.gov) as part of the Current Report on Form 8-K filed by GHL Acquisition or on the Iridium website at http://www.iridium.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange

Act of 1934, as amended. The words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GHL Acquisition Corp. (“GHL Acquisition”) and/or Iridium Holdings LLC (“Iridium”) to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, competitive, legal, governmental and technological factors.  There is no assurance that GHL Acquisition’s or Iridium’s expectations will be realized.  If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Additional Information and Where To Find It

This communication is being made with respect to a proposed acquisition and related transactions involving GHL Acquisition and Iridium.  In connection with these proposed transactions, GHL Acquisition intends to file with the SEC a preliminary proxy statement and to mail a definitive proxy statement and other relevant documents to GHL Acquisition’s stockholders.  The information contained in this communication is not complete and may be changed.  Before making any voting or investment decisions, GHL Acquisition’s stockholders and other interested persons are urged to read, when it becomes available, GHL Acquisition’s preliminary proxy statement, and any amendments thereto, and the definitive proxy statement in connection with GHL Acquisition’s solicitation of proxies for the special meeting to be held to approve the acquisition and any other relevant documents filed with the SEC because they will contain important information about Iridium, GHL Acquisition and the proposed transactions.  The definitive proxy statement will be mailed to GHL Acquisition stockholders as of a record date to be established for voting on the proposed acquisition.  Stockholders and other interested persons will also be able to obtain a copy of the preliminary and definitive proxy statements once they are available, without charge, at the SEC’s web site at http://www.sec.gov or by directing a request to:  GHL Acquisition Corp., 300 Park Avenue, 23rd Floor, New York, New York, telephone: (212) 372-4180.

GHL Acquisition also intends to launch a tender offer for its common shares which tender offer will be expected to close concurrent with the closing of the acquisition of Iridium.  The tender has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of GHL Acquisition. Upon commencement of the tender offer, GHL Acquisition will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents. GHL Acquisition stockholders and other investors should read these materials carefully when such documents are filed and become available, as they will contain important information about the terms and conditions of the tender offer. Stockholders and other interested persons will also be able to obtain these documents once they are available, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to : GHL Acquisition Corp., 300 Park Avenue, 23rd Floor, New York, New York, telephone: (212) 372-4180.

Participants in the Solicitation

GHL Acquisition and its directors and officers may be deemed to be participants in the solicitation of proxies to GHL Acquisition’s stockholders in connection with the acquisition.  A list of the names of those directors and officers and a description of their interests in GHL Acquisition is contained in GHL Acquisition’s report on Form 10-K for the fiscal year ended December 31, 2007, which is filed with the SEC, and will also be contained in GHL Acquisition’s proxy statement when it becomes available.  GHL Acquisition’s stockholders may obtain additional information about the direct and indirect interests of the participants in the acquisition, by security holdings or otherwise, by reading GHL Acquisition’s proxy statement and other materials to be filed with the SEC when such information becomes available.

Nothing in this communication should be construed as, or is intended to be, a solicitation for or an offer to provide investment advisory services.

Contacts

For GHL Acquisition Corp.	For Iridium

James Babski	Liz DeCastro
GHL Acquisition Corp.	Iridium
212-372-4180	301-461-3704
jbabski@greenhill.com	liz.decastro@iridium.com

Jeffrey Taufield/Andrea Calise	Nick Ragone
Kekst and Company	Ketchum
212-521-4800	201-388-0898
Jeffrey-taufield@kekst.com	nick.ragone@ketchum.com

1 Enterprise value is calculated as $100 million of cash to Iridium holders ($77.1 from GHL Acquisition and $22.9 million from Greenhill & Co.) plus $360 million of GHL Acquisition shares to Iridium holders plus Iridium net indebtedness of $131 million as of June 30, 2008.

2 Operational EBITDA is calculated as net income plus net interest expense, taxes, depreciation, amortization and expenses related to development of Iridium’s next-generation satellite network which are not capitalized under GAAP minus any revenues related to the next-generation network.

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